Exhibit 17.1

RESIGNATION NOTICE

May 16, 2012

Board of Directors

HighLight Networks, Inc.

215 South Riverside Dr., Ste. 12

Cocoa, FL 32922

Dear Sirs:

I hereby resign as President and Director of HighLight Networks, Inc. (the “ Corporation ”), effective as of 5:00 PM New York time on May 16, 2012.

My resignation is not the result of any disagreement with the Corporation on any matter relating to its operation or policies, including, without limitation, accounting or financial policies, or practices.

Sincerely,

/s/ Anthony E. Lombardo
Anthony E. Lombardo

Exhibit 17.1

RESIGNATION NOTICE

May 16, 2012

Board of Directors

HighLight Networks, Inc.

215 South Riverside Dr., Ste. 12

Cocoa, FL 32922

Dear Sirs:

I hereby resign as Secretary and Director of HighLight Networks, Inc. (the “ Corporation ”), effective as of 5:00 PM New York time on May 16, 2012.

My resignation is not the result of any disagreement with the Corporation on any matter relating to its operation or policies, including, without limitation, accounting or financial policies, or practices.

Sincerely,

/s/ Damion D. Glushko
Damion D. Glushko